Exhibit 99.2

800 Boylston Street

Boston, MA 02199

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2017 RESULTS

BOSTON, MA, August 1, 2017 - Boston Properties, Inc. (NYSE: BXP), a real estate investment trust and one of the largest owners, managers and developers of Class A office properties in the United States, reported results today for the second quarter ended June 30, 2017.

•	Net income attributable to common shareholders was $133.7 million compared to $96.6 million for the quarter ended June 30, 2016.

•	Net income attributable to common shareholders per share (EPS) was $0.87 basic and $0.87 on a diluted basis, compared to $0.63 basic and $0.63 on a diluted basis for the quarter ended June 30, 2016.

•	Funds from Operations (FFO) were $257.9 million, or $1.67 per share basic and $1.67 per share diluted. This compares to FFO of $220.6 million, or $1.44 per share basic and $1.43 per share diluted, for the quarter ended June 30, 2016.

•	FFO of $1.67 per share diluted was greater than the mid-point of the Company’s guidance previously provided of $1.61—$1.63 per share diluted primarily due to:

–	$0.02 per share increase in portfolio revenue;

–	$0.02 per share due to the deferral of certain expenses from the second quarter of 2017 to the second half of 2017; and

–	$0.01 per share of additional development and management services revenue.

•	The Company increased its guidance for full year 2017 EPS and FFO per share as follows:

•	Increased projected EPS (diluted) for 2017 to $2.72—$2.77 per share, an $0.11 per share increase at the midpoint.

•	Increased projected FFO per share (diluted) for 2017 to $6.20—$6.25 per share, a $0.04 per share increase at the midpoint.

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•	Weighted-average number of basic and diluted shares outstanding totaled approximately 154,177,000 and 154,331,000, respectively. This compares with 153,662,000 and 153,860,000 for the quarter ended June 30, 2016.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2017. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

At June 30, 2017, the Company’s portfolio consisted of 175 properties aggregating approximately 48.4 million square feet, including nine properties under construction/redevelopment totaling approximately 4.7 million square feet. The overall percentage of leased space for the 163 properties in service (excluding the Company’s two residential properties and hotel) as of June 30, 2017 was 90.8%.

Significant events during the second quarter included:

Development activities

•	On April 6, 2017, the Company commenced the development of 145 Broadway, a build-to-suit Class A office project with approximately 485,000 net rentable square feet located in Cambridge, Massachusetts. The property is 98% leased.

•	On May 27, 2017, the Company completed and fully placed in-service Reservoir Place North, a Class A office redevelopment project with approximately 73,000 net rentable square feet located in Waltham, Massachusetts. The property is 0% leased.

•	On June 29, 2017, the Company executed a 99-year ground lease (including extension options), with the right to purchase prior to 10 years after stabilization, land adjacent to the MacArthur BART station located in Oakland, California. The Company has commenced development of a 402-unit residential building and supporting retail space on the site.

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Acquisition and disposition activities

•	On April 19, 2017, the Company completed the sale of an approximately 9.5-acre parcel of land at 30 Shattuck Road located in Andover, Massachusetts for a gross sale price of $5.0 million. Net cash proceeds totaled approximately $5.0 million, resulting in a gain on sale of real estate totaling approximately $3.7 million.

•	On May 15, 2017, the Company acquired 103 Carnegie Center located in Princeton, New Jersey for a purchase price of approximately $15.8 million in cash. 103 Carnegie Center is an approximately 96,000 net rentable square foot Class A office property. The property is 83% leased.

•	On June 13, 2017, the Company completed the sale of 40 Shattuck Road located in Andover, Massachusetts for a gross sale price of $12.0 million. Net cash proceeds totaled approximately $11.9 million, resulting in a gain on sale of real estate totaling approximately $28,000. 40 Shattuck Road is an approximately 122,000 net rentable square foot Class A office property. The property is 71% leased.

Capital markets activities

•	On April 24, 2017, the Company’s Operating Partnership amended and restated its revolving credit agreement (as amended and restated, the “2017 Credit Facility”). Among other things, the amendment and restatement (1) increased the total commitment of the revolving line of credit (the “Revolving Facility”) from $1.0 billion to $1.5 billion, (2) extended the maturity date from July 26, 2018 to April 24, 2022, (3) reduced the per annum variable interest rates, and (4) added a $500.0 million delayed draw term loan facility (the “Delayed Draw Facility”) that permits the Company’s Operating Partnership to draw until the first anniversary of the closing date. Based on the Company’s Operating Partnership’s current credit rating, (1) the applicable Eurocurrency margins for the Revolving Facility and Delayed Draw Facility are 87.5 basis points and 95 basis points, respectively, and (2) the facility fee on the Revolving Facility commitment is 0.15% per annum. The Delayed Draw Facility has a fee on unused commitments equal to 0.15% per annum. For additional detail on the terms and conditions of the 2017 Credit Facility, refer to the Company’s Form 8-K filed on April 25, 2017.

•

On June 2, 2017, the Company renewed its “at the market” (“ATM”) stock offering program through which it may sell from time to time up to an aggregate of $600.0 million of its common stock through sales agents over a three-year period. This program replaces the Company’s prior $600.0 million ATM stock offering program that was scheduled to expire on June 3, 2017. The Company intends to use the net proceeds from any offering for general

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business purposes, which may include investment opportunities and debt reduction. No shares of common stock have been issued under this ATM stock offering program.

•	On June 7, 2017, the Company’s consolidated entity in which it has a 60% interest and that owns 767 Fifth Avenue (the General Motors Building) located in New York City completed the refinancing of approximately $1.6 billion of indebtedness that had been secured by direct and indirect interests in 767 Fifth Avenue. The new mortgage financing has a principal amount of $2.3 billion, bears interest at a fixed interest rate of 3.43% per annum and matures on June 9, 2027. The loan requires interest-only payments during the 10-year term of the loan, with the entire principal amount due at maturity. The extinguished debt bore interest at a weighted-average rate of approximately 5.96% per annum, an effective GAAP interest rate of approximately 3.03% per annum and was scheduled to mature on October 7, 2017. There was no prepayment penalty associated with the repayment of the prior indebtedness. The Company recognized a net gain from early extinguishment of debt totaling approximately $14.6 million primarily consisting of the acceleration of the remaining balance related to the historical fair value debt adjustment. On April 24, 2017, the Company’s consolidated entity entered into an interest rate lock and commitment agreement for the financing. In conjunction with the interest rate lock and commitment agreement, the consolidated entity terminated its forward-starting interest rate swap contracts with notional amounts aggregating $450.0 million and cash-settled the contracts by making cash payments to the counterparties aggregating approximately $14.4 million, which amount will increase the Company’s interest expense over the ten-year term of the financing, resulting in an effective GAAP interest rate on the financing of approximately 3.64% per annum, inclusive of the amortization of financing costs and additional mortgage recording taxes.

Transactions completed subsequent to June 30, 2017:

•	On July 28, 2017, a joint venture in which the Company has a 50% interest obtained mortgage financing collateralized by its Colorado Center property totaling $550.0 million. The mortgage financing bears interest at a fixed rate of 3.56% per annum and matures on August 9, 2027. The loan requires interest-only payments during the 10-year term of the loan, with the entire principal amount due at maturity. Colorado Center is a six-building office complex that sits on a 15-acre site and contains an aggregate of approximately 1,184,000 net rentable square feet with an underground parking garage for 3,100 vehicles located in Santa Monica, California.

•	On July 26, 2017, a joint venture between the Company and The Bernstein Companies entered into a build-to-suit lease agreement with an affiliate of Marriott International, Inc.

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under which Marriott will lease 100% of an approximately 720,000 square foot office building and below-grade parking garage to be constructed by the joint venture at 7750 Wisconsin Avenue in Bethesda, Maryland. The office building will be leased to Marriott for 20 years on a net basis and will serve as Marriott’s world-wide headquarters. The Company and The Bernstein Companies will each own a 50% interest in the joint venture. The Company will serve as development manager for the venture and expects to commence construction in 2018. Marriott has agreed to fund 100% of the related tenant improvement costs and leasing commissions for the office building.

•	Since June 30, 2017, the Company has signed leases aggregating approximately 1.3 million square feet, including a 720,000 square foot lease with Marriott and a 220,000 square foot lease renewal with Aramis (Estee Lauder) at 767 Fifth Avenue (the General Motors Building). From January 1, 2017 through July 31, 2017, the Company has leased an aggregate of approximately 2.8 million square feet.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2017 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has updated its projected EPS (diluted) for the full year 2017 to $2.72—$2.77 per share from $2.60—$2.68 per share. This is an increase of $0.11 per share at the mid-point consisting primarily of lower projected depreciation and amortization expense of $0.07 per share, $0.04 per share improvement in same property net operating income (“NOI”), a $0.01 per share increase in development and management services revenue, offset by a $0.01 decrease from the Company’s recent financing activities.

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Additionally, the Company has updated its projected FFO per share (diluted) for the full year 2017 to $6.20—$6.25 per share from $6.15—$6.23 per share. This is an increase of $0.04 per share at the midpoint consisting primarily of a $0.04 per share improvement in same property NOI, a $0.01 per share increase in development and management services revenue, offset by a $0.01 decrease from the Company’s recent financing activities.

	Third Quarter 2017			Full Year 2017
	Low	—	High	Low	—	High
Projected EPS (diluted)	$0.65	—	$0.67	$2.72	—	$2.77
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.87	—	0.87	3.50	—	3.50
Less:
Projected Company Share of Gains on Sales of Real Estate	—	—	—	0.02	—	0.02

Projected FFO per Share (diluted)	$1.52	—	$1.54	$6.20	—	$6.25

Boston Properties will host a conference call on Wednesday, August 2, 2017 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2017 results, the 2017 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 41585284. A replay of the conference call will be available through August 16, 2017, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 41585284. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2017 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

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Boston Properties is a fully integrated real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of primarily Class A office space totaling 48.4 million square feet and consisting of 164 office properties (including six properties under construction), five retail properties, five residential properties (including three properties under construction) and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets—Boston, Los Angeles, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2017, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2017	December 31, 2016
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$19,015,077	$18,862,648
Construction in progress	1,348,838	1,037,959
Land held for future development	250,451	246,656
Less: accumulated depreciation	(4,379,446)	(4,222,235)

Total real estate	16,234,920	15,925,028
Cash and cash equivalents	492,435	356,914
Cash held in escrows	47,345	63,174
Investments in securities	26,781	23,814
Tenant and other receivables, net	88,687	92,548
Accrued rental income, net	820,022	799,138
Deferred charges, net	658,219	686,163
Prepaid expenses and other assets	93,985	129,666
Investments in unconsolidated joint ventures	819,368	775,198

Total assets	$19,281,762	$18,851,643

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,986,283	$2,063,087
Unsecured senior notes, net	7,250,356	7,245,953
Unsecured line of credit	—	—
Unsecured term loan	—	—
Mezzanine notes payable	—	307,093
Outside members’ notes payable	—	180,000
Accounts payable and accrued expenses	303,559	298,524
Dividends and distributions payable	130,432	130,308
Accrued interest payable	85,172	243,933
Other liabilities	452,608	450,821

Total liabilities	11,208,410	10,919,719

Commitments and contingencies	—	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2017 and December 31, 2016	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,386,429 and 153,869,075 issued and 154,307,529 and 153,790,175 outstanding at June 30, 2017 and December 31, 2016, respectively	1,543	1,538
Additional paid-in capital	6,363,034	6,333,424
Dividends in excess of earnings	(694,320)	(693,694)
Treasury common stock at cost, 78,900 shares at June 30, 2017 and December 31, 2016	(2,722)	(2,722)
Accumulated other comprehensive loss	(53,161)	(52,251)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,814,374	5,786,295
Noncontrolling interests:
Common units of the Operating Partnership	604,997	614,982
Property partnerships	1,653,981	1,530,647

Total equity	8,073,352	7,931,924

Total liabilities and equity	$19,281,762	$18,851,643

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BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$520,542	$493,386	$1,024,104	$1,029,514
Recoveries from tenants	89,163	85,706	178,327	175,292
Parking and other	26,462	26,113	52,072	50,938

Total rental revenue	636,167	605,205	1,254,503	1,255,744
Hotel revenue	13,375	12,808	20,795	21,565
Development and management services	7,365	5,533	13,837	12,222

Total revenue	656,907	623,546	1,289,135	1,289,531

Expenses
Operating
Rental	230,454	217,938	458,741	437,110
Hotel	8,404	7,978	15,495	15,612
General and administrative	27,141	25,418	58,527	54,771
Transaction costs	299	913	333	938
Depreciation and amortization	151,919	153,175	311,124	312,623

Total expenses	418,217	405,422	844,220	821,054

Operating income	238,690	218,124	444,915	468,477
Other income (expense)
Income from unconsolidated joint ventures	3,108	2,234	6,192	4,025
Interest and other income	1,504	1,524	2,118	3,029
Gains from investments in securities	730	478	1,772	737
Gains from early extinguishments of debt	14,354	—	14,354	—
Interest expense	(95,143)	(105,003)	(190,677)	(210,312)

Income before gains on sales of real estate	163,243	117,357	278,674	265,956
Gains on sales of real estate	3,767	—	3,900	67,623

Net income	167,010	117,357	282,574	333,579
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(15,203)	(6,814)	(19,627)	(17,278)
Noncontrolling interest—common units of the Operating Partnership	(15,473)	(11,357)	(26,933)	(32,771)

Net income attributable to Boston Properties, Inc.	136,334	99,186	236,014	283,530
Preferred dividends	(2,625)	(2,589)	(5,250)	(5,207)

Net income attributable to Boston Properties, Inc. common shareholders	$133,709	$96,597	$230,764	$278,323

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.87	$0.63	$1.50	$1.81

Weighted average number of common shares outstanding	154,177	153,662	154,019	153,644

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.87	$0.63	$1.50	$1.81

Weighted average number of common and common equivalent shares outstanding	154,331	153,860	154,273	153,889

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BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$133,709	$96,597	$230,764	$278,323
Add:
Preferred dividends	2,625	2,589	5,250	5,207
Noncontrolling interest—common units of the Operating Partnership	15,473	11,357	26,933	32,771
Noncontrolling interests in property partnerships	15,203	6,814	19,627	17,278
Less:
Gains on sales of real estate	3,767	—	3,900	67,623

Income before gains on sales of real estate	163,243	117,357	278,674	265,956
Add:
Depreciation and amortization	151,919	153,175	311,124	312,623
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(19,327)	(19,369)	(40,742)	(38,924)
Company’s share of depreciation and amortization from unconsolidated joint ventures	9,629	4,618	18,670	9,114
Corporate-related depreciation and amortization	(486)	(362)	(1,011)	(726)
Less:
Noncontrolling interests in property partnerships	15,203	6,814	19,627	17,278
Preferred dividends	2,625	2,589	5,250	5,207

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	287,150	246,016	541,838	525,558
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	29,269	25,421	55,593	54,277

Funds from operations attributable to Boston Properties, Inc. common shareholders	$257,881	$220,595	$486,245	$471,281

Boston Properties, Inc.’s percentage share of funds from operations—basic	89.81%	89.67%	89.74%	89.67%

Weighted average shares outstanding - basic	154,177	153,662	154,019	153,644

FFO per share basic	$1.67	$1.44	$3.16	$3.07

Weighted average shares outstanding—diluted	154,331	153,860	154,273	153,889

FFO per share diluted	$1.67	$1.43	$3.15	$3.06

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate-related depreciation and amortization, and our share of income (loss) from unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

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Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2017	December 31, 2016
Boston	92.6%	90.7%
New York	88.7%	90.2%
San Francisco and Los Angeles	90.4%	89.8%
Washington, DC	90.9%	89.9%

Total Portfolio	90.8%	90.2%

AT THE COMPANY

Michael LaBelle

Executive Vice President,

Chief Financial Officer and Treasurer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

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